EXHIBIT 99.1

November 14, 2013
FOR IMMEDIATE RELEASE

WaferGen Bio-systems Reports Q3 ’13 Results and
Commercial Focus on Target Enrichment for Next-Gen Sequencing (NGS)

Following a successful capital raise the Company ramps up commercialization activities focused on launching SmartChip TE – a new product aimed at Next-Generation Sequencing-based clinical testing to improve outcomes and increase productivity

FREMONT, Calif., November 14, 2013 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCQB: WGBS) announced today its financial results for the third quarter ended September 30, 2013.

Total revenue for the third quarter of 2013 was $390,000, up 121% from $177,000 in the third quarter of 2012. Net loss for the third quarter of 2013 was $11.0 million, compared to a net loss of $3.0 million in the third quarter of 2012.  The higher net loss was primarily due to one-time charges of $7.6 million consisting of $5.0 million on the extinguishment of debt and $2.6 million for the issuance of warrants in conjunction with the sale of securities described below.

As previously announced, in August and September, 2013, the Company sold $15.0 million of units for net proceeds of approximately $13.4 million resulting in a cash balance at September 30, 2013 of $14.5 million. For additional details regarding the private placement, please see the current report on Form 8-K filed by the Company on October 2, 2013.

Furthermore, as previously reported, immediately prior to the initial closing of the private placement, the Company completed a transaction to simplify its capital structure under which shares of Series A-1 preferred stock with a liquidation preference of $17.1 million, convertible notes with a principal amount of $17.1 million and warrants were exchanged for the same securities issued in the private placement.  For additional details regarding the exchange transaction, please see the current report on Form 8-K filed by the Company on August 28, 2013.

The completion of the private placement and the restructuring transaction has dramatically simplified the Company’s capital structure and significantly strengthened its balance sheet.

“We believe that the successful capital raise and the simplified capital structure are an important milestone in WaferGen’s turnaround effort.  More importantly, we are seeing a keen interest in our products, especially the SmartChip TE, which is used for target enrichment prior to Next-Generation Sequencing (NGS).  It is already being implemented by some top-tier early-access customers such as BGI, the world’s largest genomics institution, and we have a number of ongoing pilot studies with clinical diagnostic labs and translational research centers,” said Ivan Trifunovich, President and CEO of Wafergen. He added, “In addition to the current product offering that enables more accurate NGS-based clinical tests, we are working on a new product that would revolutionize the sample preparation prior to sequencing.  The streamlined workflow is designed to combine target enrichment and all subsequent library preparation steps into one step on SmartChip TE.  This will dramatically reduce time-to-result, hands-on-time and overall cost of diagnostic tests while improving quality and productivity. A working prototype designed for BRCA1/2 genes is being beta-tested with plans to commercially launch it in the first quarter of next year.”

The Company is deploying the newly raised capital towards general corporate and working capital purposes, with the emphasis on commercialization activities intended to increase revenues from sales of SmartChip TE (Target Enrichment for Next-Generation Sequencing (NGS)) and SmartChip MyDesign (high-throughput quantitative PCR) products.  In particular, SmartChip TE addresses CLIA-certified and clinical research laboratories’ significant unmet needs in sequencing-based testing by providing uniform coverage of targeted genes, yielding better test specificity and sensitivity.  The superior performance of this new product is based on WaferGen’s proprietary technology that relies on massively parallel singleplex PCR reactions, where amplification is cleaner and better controlled, thereby providing more accurate diagnostic test results in the downstream sequencing step.  On the qPCR side, the SmartChip MyDesign System has a powerful value proposition of content design flexibility, cost-effectiveness, and no need for pre-amplification.

Besides periodic written announcements, the Company will commence quarterly update calls starting with the reporting of Q4 2013 results.

About WaferGen and the SmartChip Real-Time PCR System

WaferGen Bio-systems, Inc. is an innovative life science company that offers the SmartChip Real-Time PCR System—a next-generation genetic analysis platform for profiling and validating molecular biomarkers. It provides a range of high-throughput capabilities including microRNA and mRNA gene expression profiling as well as single nucleotide polymorphism (SNP) genotyping. The SmartChip TE System is a new product offering for target enrichment geared towards clinical Next-Gen sequencing.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of

Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:

BPC Financial Marketing
John Baldissera
800-368-1217

WaferGen Bio-systems, Inc.
John Harland
john.harland@wafergen.com
510-780-2395

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue:
Product	$264,547	$176,608	$480,949	$269,999
License and royalty	125,000	—	333,333	—

Total Revenue	389,547	176,608	814,282	269,999

Cost of product revenue	192,814	144,327	335,182	245,322

Gross profit	196,733	32,281	479,100	24,677

Operating expenses:
Sales and marketing	625,390	124,692	1,577,317	537,523
Research and development	1,581,449	1,237,617	4,246,796	4,855,341
General and administrative	1,217,899	521,901	2,443,317	2,406,171

Total operating expenses	3,424,738	1,884,210	8,267,430	7,799,035

Operating loss	(3,228,005)	(1,851,929)	(7,788,330)	(7,774,358)

Other income and (expenses):
Interest income	830	672	2,917	6,231
Interest expense	(848,464)	(564,009)	(2,821,093)	(1,379,576)
Gain (loss) on revaluation of derivative liabilities, net	450,584	(385,209)	(27,896)	2,176,982
Loss on extinguishment of debt	(4,970,410)	—	(4,970,410)	—
Issuance of warrants due to organic change	(2,553,318)	—	(2,553,318)	—
Miscellaneous income (expense)	167,952	(181,247)	235,295	(158,439)

Total other income and (expenses)	(7,752,826)	(1,129,793)	(10,134,505)	645,198

Net loss before provision for income taxes	(10,980,831)	(2,981,722)	(17,922,835)	(7,129,160)

Provision for income taxes	530	(14,142)	3,191	12,745

Net loss	(10,981,361)	(2,967,580)	(17,926,026)	(7,141,905)

Accretion on Series 1 convertible preferred stock associated with beneficial conversion feature	(702,970)	—	(702,970)	—
Accretion on Series A and B convertible preference shares of subsidiary associated with premium	(408,651)	—	(2,898,550)	—
Series A-1 preferred dividend	(131,219)	(201,612)	(547,171)	(597,401)

Net loss attributable to common stockholders	$(12,224,201)	$(3,169,192)	$(22,074,717)	$(7,739,306)

Net loss per share – basic and diluted	$(4.34)	$(7.56)	$(31.11)	$(18.47)

Shares used to compute net loss per share – basic and diluted	2,814,655	419,028	709,639	419,123

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$14,483,041	$6,328,753
Accounts receivable	349,550	307,759
Inventories, net	363,843	495,486
Prepaid expenses and other current assets	159,821	134,567

Total current assets	15,356,255	7,266,565

Property and equipment, net	351,342	874,062
Other assets	46,287	756,831

Total assets	$15,753,884	$8,897,458

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$722,532	$474,436
Accrued payroll and related costs	1,289,975	235,404
Other accrued expenses	1,553,093	1,063,813

Total current liabilities	3,565,600	1,773,653

Long-term debt, net of discount	—	3,393,159
Derivative liabilities	2,236,080	2,208,184

Total liabilities	5,801,680	7,374,996

Series A and B convertible preference shares of subsidiary	4,021,956	1,123,406

Total stockholders’ equity	5,930,248	399,056

Total liabilities and stockholders’ equity	$15,753,884	$8,897,458